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                                                                 Exhibit 2.3
                                                                 -----------





EXECUTION COPY




                          ASSET PURCHASE AGREEMENT

                               by and between

                          MEDLINE INDUSTRIES, INC.

                                     and

                            ANGELICA CORPORATION

                         Dated as of April 17, 2002




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
                                            TABLE OF CONTENTS


ARTICLE 1          PURCHASE AND SALE OF ASSETS..........................................................1

   1.1     Description of Assets........................................................................1
   1.2     Excluded Assets..............................................................................2
   1.3     Purchase Price...............................................................................3
   1.4     Accounts Receivable Adjustments..............................................................4
   1.5     Adjustments for Inventory Shrinkage or Diminishment During Distribution Services Period......4
   1.6     Purchase Price Allocation....................................................................5

ARTICLE 2          ASSUMPTION OF CERTAIN LIABILITIES....................................................5

   2.1     Assumed Liabilities..........................................................................5
   2.2     Excluded Liabilities.........................................................................5

ARTICLE 3          REPRESENTATIONS AND WARRANTIES OF SELLER.............................................7

   3.1     Status of Seller.............................................................................7
   3.2     Financial Matters............................................................................8
   3.3     Title To and Condition of Assets.............................................................9
   3.4     Intellectual Property, Patents, Trademarks and Trade Names..................................10
   3.5     Contracts...................................................................................10
   3.6     Seller Employees............................................................................11
   3.7     Labor Relations.............................................................................11
   3.8     Litigation and Other Proceedings............................................................11
   3.9     Compliance with Laws........................................................................11
   3.10    Brokers and Commissions.....................................................................11
   3.11    SEC Filings Complete........................................................................11
   3.12    Customers and Suppliers.....................................................................12
   3.13    Disclosure..................................................................................12
   3.14    No Other Representations....................................................................12

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF BUYER.............................................12

   4.1     Status of Buyer.............................................................................12
   4.2     Brokers and Commissions.....................................................................13

ARTICLE 5          CLOSING AND CLOSING DATE............................................................13

   5.1     Closing.....................................................................................13
   5.2     Simultaneous Closing........................................................................13

ARTICLE 6          COVENANTS OF SELLER.................................................................13

   6.1     Conduct of Business by Seller...............................................................13
   6.2     Affirmative Covenants Relating to Seller....................................................14
   6.3     Access Before Closing.......................................................................14
   6.4     Consents and Closing Conditions.............................................................15
   6.5     Inquiries and Negotiations..................................................................15
   6.6     Exclusivity.................................................................................15
   6.7     Work-in-Process.............................................................................15

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ARTICLE 7          COVENANTS OF BUYER..................................................................15

   7.1     Consents and Closing Conditions.............................................................15
   7.2     Bulk Transfer Compliance....................................................................16

ARTICLE 8          INDEMNIFICATION.....................................................................16

   8.1     Survival....................................................................................16
   8.2     Indemnification.............................................................................16
   8.3     Exclusive Remedy............................................................................18
   8.4     Mediation...................................................................................18
   8.5     Litigation..................................................................................18

ARTICLE 9          EMPLOYEE MATTERS....................................................................19

   9.1     Obligations Concerning Employment...........................................................19
   9.2     Employment Taxes............................................................................19

ARTICLE 10         RESTRICTIVE COVENANTS...............................................................19

   10.1    Non-Disclosure of Confidential Information..................................................19
   10.2    Non-Interference with Customer and Supplier Relationships...................................20
   10.3    Non-Competition.............................................................................20
   10.4    Non-Diversion...............................................................................20
   10.5    Non-Recruitment.............................................................................20
   10.6    Remedies....................................................................................20
   10.7    Severability and Modification of Any Unenforceable Covenant.................................21
   10.8    Termination of Restrictive Covenants........................................................21
   10.9    Definitions.................................................................................21

ARTICLE 11         BUYER'S CONDITIONS TO CLOSING.......................................................21

   11.1    Continued Truth of Warranties...............................................................21
   11.2    Performance of Covenants....................................................................22
   11.3    No Event Causing a Material Adverse Effect..................................................22
   11.4    Permits and Consents........................................................................22
   11.5    No Litigation...............................................................................22
   11.6    Authorization...............................................................................22
   11.7    Closing Documents...........................................................................22

ARTICLE 12         SELLER'S CONDITIONS TO CLOSING......................................................22

   12.1    Continued Truth of Warranties...............................................................22
   12.2    Performance of Covenants....................................................................22
   12.3    Permits and Consents........................................................................22
   12.4    No Litigation...............................................................................23
   12.5    Closing Documents...........................................................................23
   12.6    Real Property Purchase Agreement............................................................23

ARTICLE  13        DOCUMENTS TO BE DELIVERED AT CLOSING................................................23

   13.1    Documents to be Delivered by Seller.........................................................23
   13.2    Documents to be Delivered by Buyer..........................................................24


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ARTICLE 14         TERMINATION.........................................................................25

   14.1    Termination by Mutual Consent...............................................................25
   14.2    Termination by Either Buyer or Seller.......................................................25
   14.3    Termination by Buyer........................................................................25
   14.4    Termination by Seller.......................................................................26
   14.5    Effect of Termination and Abandonment.......................................................26

ARTICLE 15         MISCELLANEOUS.......................................................................26

   15.1    Notices.....................................................................................26
   15.2    Amendment...................................................................................27
   15.3    Counterparts................................................................................27
   15.4    Binding on Successors and Assigns...........................................................27
   15.5    Severability................................................................................27
   15.6    Waivers.....................................................................................28
   15.7    Publicity...................................................................................28
   15.8    Headings....................................................................................28
   15.9    List of Schedules and Exhibits..............................................................28
   15.10   Entire Agreement............................................................................29
   15.11   Expenses....................................................................................29
   15.12   No Third-Party Rights.......................................................................29
   15.13   Confidentiality.............................................................................30
   15.14   Interpretation..............................................................................30



                                                 - iii -


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                          ASSET PURCHASE AGREEMENT
                          ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made as of this 17th day of April, 2002, by and between MEDLINE INDUSTRIES, INC., an Illinois corporation ("Buyer") and ANGELICA CORPORATION, a Missouri corporation ("Seller"). Buyer and Seller are referred to collectively herein as the "Parties."

                                  RECITALS
                                  --------

         WHEREAS, Seller, through its Manufacturing and Marketing Segment, is engaged in the business of manufacturing and marketing image and business career apparel for a wide variety of institutions and businesses, including enterprises primarily engaged in healthcare and healthcare-related businesses, which business is commonly known as "Angelica Image Apparel" in the United States (the healthcare related activities and assets thereof are referred to herein as the "Business"); and

         WHEREAS, Seller desires to sell, assign, transfer and convey to Buyer, and Buyer desires to purchase from Seller, certain of the assets and properties which are used in connection with the Business; and

         WHEREAS, each of the Parties hereto desires to set forth certain representations, warranties and covenants, and to establish certain closing conditions, made to induce the other to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

                                  ARTICLE 1
                                  ---------

                         PURCHASE AND SALE OF ASSETS
                         ---------------------------

         1.1      Description of Assets. At the Closing on the Closing Date
                  ----------------------
(as each term is defined herein), subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, the assets, properties, and rights of Seller specifically identified in this Agreement and the schedules attached hereto, free and clear of all liens, mortgages, security interests and encumbrances not expressly provided for herein (collectively, the "Assets"):

                  (a) To the extent assignable to Buyer as of the Closing Date, the governmental permits, licenses, consents or other authorizations issued or granted directly to Seller which relate to the Assets and which are required in connection with the conduct, operation or ownership of the Business, all as set forth on Schedule 1.1(a) annexed
                                               ---------------
hereto;

                  (b) The inventory of raw materials, work-in-process and finished goods primarily related to the Business (collectively, the "Inventory") and shipping goods and supplies, all as set forth on Schedule
                                                                  --------
1.1(b) annexed hereto, which schedule shall be updated by Seller as of the
------
Closing Date;

                  (c) The accounts receivable, notes receivable and trade accounts receivable primarily related to the Business all as set forth on Schedule 1.1(c) annexed hereto which shall not include amounts
   ---------------

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(i) reduced to promissory notes, (ii) subject to lawsuits or other legal action, or (iii) subject to a reserve for bad debts (collectively, the "Accounts Receivable"), which schedule shall be updated by Seller as of the Closing Date;

                  (d) The prepaid expenses, deposits and rights to credits or refunds primarily related to the Business (other than any prepaid expenses attributable to any Excluded Assets or Excluded Liabilities), all as set forth on Schedule 1.1(d) annexed hereto, which schedule shall be
                ---------------
updated by Seller as of the Closing Date;

                  (e) The furniture, fixtures and equipment and other tangible personal property used by Seller primarily in the Business, together with all spare parts and supplies, manuals, written warranties, licenses and similar rights relating thereto, all as set forth on Schedule
                                                                  --------
1.1(e) annexed hereto, which schedule shall be updated by Seller as of the
------
Closing Date (collectively, "Fixed Assets");

                  (f) The right, title and interest of Seller in and to certain leases of machinery, equipment, vehicles or other tangible personal property used by Seller primarily in the Business, all as set forth on
Schedule 1.1(f) annexed hereto (collectively, the "Personal Property
---------------
Leases"), together with all deposits relating thereto;

                  (g) The right, title and interest of Seller in and to all bids, sales orders, sales contracts and other contract rights of Seller primarily related to the Business, excluding those relating to any Employee Plans (as defined in Section 1.2(e)), all as set forth on Schedule 1.1(g)
                                                          ---------------
annexed hereto, which schedule shall be updated by Seller as of the Closing Date (collectively, the "Contracts");

                  (h) The records and files pertaining to customers and suppliers of the Business (all such customers and suppliers as set forth on
Schedule 1.1(h) annexed hereto), including without limitation customer and
---------------
supplier lists, mailing lists, sales records, correspondence with customers, customer files and account histories, and records of purchases from and correspondence with suppliers primarily relating to the Business and the business and financial records (other than those relating to income taxes and corporate and confidential records for which only copies of such records will be provided if requested by Buyer); and

                  (i)      All right, title and interest of Seller in and to
(i) the patents, trademarks, trade names, trade styles, service marks, artwork designs, trade dress, logos, and trade names set forth on Schedule
                                                                  --------
1.1(i)(i) annexed hereto, together with all translations, adaptations,
---------
derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (ii) the copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith set forth on Schedule 1.1(i)(ii) annexed hereto, (iii) the trade secrets and
   -------------------
confidential business information set forth on Schedule 1.1(i)(iii) annexed
                                               --------------------
hereto, including technical data, specifications, designs, know-how, pricing and cost information and business and marketing plans and proposals, and
(iv) the computer software licenses set forth on Schedule 1.1(i)(iv) annexed
                                                 -------------------
hereto, including data and related documentation, (such computer software licenses referred to as "Software Licenses" and collectively, the "Intellectual Property").

         1.2      Excluded Assets. Notwithstanding the provisions of Section
                  ---------------
1.1, the Assets shall not include, and Buyer shall not be entitled to purchase, nor shall Seller be required to sell, any of the assets of the Seller or the Business not specifically identified or scheduled in Section 1.1, including but not limited to the following assets (collectively, the "Excluded Assets"):

                  (a) Original income and franchise tax returns, information returns, reports, elections and work papers of Seller (it being understood that upon request Buyer shall have reasonable access to



                                   - 2 -

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copies of any such documents relating to the Business subject to any applicable confidentiality obligations of Seller with respect to such documents imposed by applicable law), and any rights to income tax refunds and prepaid income taxes;

                  (b) Any right and interest of Seller in this Agreement, the Other Agreements (as defined in Section 3.1(c)) and any other instruments to be executed by Seller in connection with the sale of its Assets and the other transactions contemplated by this Agreement;

                  (c) Any and all of Seller's Insurance Policies (as defined in Section 3.5(b)), including all rights to coverage, all proceeds and all prepaid insurance under such policies;

                  (d) The cash, cash equivalents, investments, negotiable instruments and chattel paper of Seller and the Business as of the Closing Date;

                  (e) All assets held by or for the benefit of any employee benefit plans, including any pension, profit sharing, retirement or thrift plan, or any other compensation, welfare, fringe benefit or retirement plan, program, stock purchase or stock option plan, for current or former employees or agents of Seller primarily employed in the Business or their beneficiaries or dependents (the "Employee Plans");

                  (f) Seller's corporate seal, charter and minutes and stock record books;

                  (g) Original tax, employee and personnel records of Seller's employees, it being understood that upon request Buyer shall be entitled to receive copies of any such records for the Hired Employees (as defined in Section 9.1(b)) subject to any applicable confidentiality obligations of Seller with respect to such records imposed by applicable law;

                  (h) All rights to the name "Angelica Corporation" (or any derivatives thereof) or the other names and logos identified on Schedule
                                                                    --------
1.2(h) (the "Names and Logos"); provided, however, that Seller shall execute
------
and deliver to Buyer at Closing a license agreement in the form attached to this Agreement as Exhibit A (the "License Agreement") under which Seller
                  ---------
will grant Buyer the right to use the Names and Logos in a limited matter as set forth in such License Agreement; and

                  (i) All assets and rights of Seller, its subsidiaries and affiliates not primarily used in the conduct of the Business.

         1.3      Purchase Price. The aggregate consideration to be paid by
                  --------------
Buyer to Seller for the sale, assignment, transfer and conveyance of the Assets and the assumption of the Assumed Liabilities shall be the Cash Purchase Price (as defined herein). On the Closing Date, Buyer shall deliver to Seller an amount in cash equal to the Cash Purchase Price (as defined herein), which amount shall be delivered by wire transfer of immediately available funds to such account or accounts as shall be designated in writing by Seller to Buyer prior to the Closing Date. The Cash Purchase Price is an amount equal to the aggregate of the following:

                  (a) An amount for the Fixed Assets purchased equal to the sum of the purchase prices of the Fixed Assets, as set forth on Schedule
                                                                    --------
1.1(e);
------

                  (b) An amount for the Inventory purchased, with such amount computed in the manner set forth on Schedule 1.3(b) annexed hereto;
                                           ---------------


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                  (c)      An amount equal to the sum of the prepaid
expenses and the purchase price of the Healthcare Catalogues owned by Seller, each as of the Closing Date and as set forth on Schedule 1.1(d)
                                                        ---------------
annexed hereto;

                  (d) An amount equal to Ninety-Five Percent (95%) of Seller's book value of the Closing Date Accounts Receivable (as defined in Section 1.4(a)); and

        1.4       Accounts Receivable Adjustments.
                  -------------------------------

                  (a) The Cash Purchase Price shall be subject to adjustment, as set forth in this Section 1.4, to reflect the difference, if any, between the book value of the Accounts Receivable determined as of the Closing Date (the "Closing Date Accounts Receivable"), and the net cash dollar amount of the Accounts Receivable which has been collected by Buyer ("Collected Accounts Receivable") during the period from the Closing Date through the date that is the six-month anniversary of the Closing Date (the "Collection Period Date").

                  (b) Within thirty (30) calendar days after the end of the Collection Period Date, Buyer shall prepare and deliver to Seller a statement, with reasonable supporting detail, setting forth Buyer's determination of the net cash dollar amount of the Collected Accounts Receivable (the "Collected Accounts Receivable Statement"). If the Collected Accounts Receivable are less than Ninety-Five Percent (95%) of the book value of the Closing Date Accounts Receivable, the Cash Purchase Price shall be decreased by the amount of such difference (the "A/R Shortfall"). If the Collected Accounts Receivable is greater than Ninety-Five Percent (95%) of the book value of the Closing Date Accounts Receivable, the Cash Purchase Price shall be increased by the amount of such difference (the "A/R Surplus"). Any payments required to be made pursuant to this subsection that are: (i) an A/R Shortfall shall be paid by Seller to Buyer within fifteen
(15) calendar days after the date Buyer delivers the Collected Accounts Receivable Statement to Seller; and (ii) an A/R Surplus shall be paid simultaneously with the delivery of the Collected Accounts Receivable Statement by Buyer to Seller.

                  (c) All proceeds of Closing Date Accounts Receivable that are received by Buyer subsequent to the Collection Period Date shall be either (i) if the Collected Accounts Receivable Statement reflects a A/R Shortfall, held by Buyer pending resolution of the amount thereof, or (ii) if the Collected Accounts Receivable Statement reflects a A/R Surplus, promptly delivered to Seller from time to time. Concurrent with the payment of the A/R Shortfall or A/R Surplus, as applicable, Buyer shall reassign to Seller, by written instrument reasonably acceptable to the Parties, all of the Closing Date Accounts Receivable that have not been collected by Buyer prior to the Collection Period Date.

                  (d) Between the Closing Date and the Collection Period Date, Buyer agrees to use its commercially reasonable efforts, and the same efforts it would use if the Accounts Receivable had originated from the business of the Buyer, to collect the Closing Date Accounts Receivable.

         1.5      Adjustments for Inventory Shrinkage or Diminishment During
                  ----------------------------------------------------------
Distribution Services Period. In order to assure that there is no shrinkage
----------------------------
to or diminishment (including shrinkage or diminishment due to soiled, defective or damaged finished goods or raw materials) in Inventory over which Seller has control during the Distribution Services Period (as defined in the Transition Agreement referenced in Section 13.1), Seller hereby agrees to replace, indemnify or otherwise make Buyer whole with respect to shrinkage to or diminishment (including from soiled, defective or damaged finished goods or raw materials) in Inventory during the Distribution Services Period while Seller has control over such Inventory. The shrinkage or diminishment shall be determined by the Parties based upon the Inventory purchased at Closing by Buyer pursuant to Section 1.3(b) as adjusted for any shipments of Inventory into or out of the control of Seller during the Distribution Services Period and any soiled, defective or

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

damaged Inventory discovered after the Closing Date. If such shrinkage to or diminishment in Inventory occurs within the Distribution Services Period, Seller shall be responsible to replace the missing, soiled, defective or damaged Inventory with Inventory owned by Seller of similar style, color and quality (as are acceptable to Buyer) and/or to make a cash payment to Buyer for shrinkage to or diminishment in Inventory in an amount that is calculated according to the same calculation method set forth in Section 1.3(b) for the Inventory component of the Cash Purchase Price. Determination of shrinkage to or diminishment in Inventory (including from soiling, defect or damage) may be made, at the option of Buyer, by conducting a physical inventory, by monitoring of inventory records or by such other methods as would reasonably be expected to produce reliable data with respect to the amount of shrinkage to or diminishment in Inventory while such Inventory was within Seller's control during the Distribution Services Period. Replacement or payment for shrinkage to or diminishment in Inventory pursuant to this
Section 1.5 shall be made by Seller to Buyer as soon as practicable after the termination of the Distribution Services Period upon final determination by the Parties of the amount of shrinkage to or diminishment in Inventory.

         1.6      Purchase Price Allocation. Buyer and Seller agree to
                  -------------------------
allocate the Cash Purchase Price and any assumed liabilities between and among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and in the manner specified by Buyer and Seller at such time after Closing as will enable each of Buyer and Seller to timely complete and file a Form 8594 Asset Acquisition Statement. Buyer and Seller shall timely complete and file such Form 8594 consistent with the allocation agreed to pursuant to this Section 1.6, shall provide a copy of such form to the other Party hereto and shall file a copy of such form with its federal income tax return for the period that includes the Closing Date. Neither Buyer nor Seller shall take a position in any Return (as defined in Section 2.2(a)(ii)), or any examination or other administrative or judicial proceeding relating to any Return, that is inconsistent with such allocation as may be agreed to by Buyer and Seller.

                                  ARTICLE 2
                                  ---------

                      ASSUMPTION OF CERTAIN LIABILITIES
                      ---------------------------------

         2.1      Assumed Liabilities. On and subject to the terms and
                  -------------------
conditions of this Agreement, Buyer shall assume all obligations and liabilities (the "Assumed Liabilities") of Seller arising in the ordinary course of business out of events, facts or circumstances after the Closing under the Personal Property Leases, the Contracts and the Software Licenses, but not including any obligation or liability arising out of or in connection with any breach of any such Personal Property Lease, Contract or Software License occurring as of or prior to the Closing; provided, however, that liabilities or obligations of Seller that are evidenced by or relate to agreements, contracts, leases or licenses which are Excluded Assets shall in no event constitute Assumed Liabilities. Buyer shall pay, discharge and perform all such Assumed Liabilities promptly when due, except to the extent contested by Buyer in good faith (provided that any such liabilities and obligations shall continue to be an Assumed Liability).

         2.2      Excluded Liabilities.
                  --------------------

                  (a) Notwithstanding anything to the contrary contained in this Agreement, Buyer shall not assume or be liable for any liabilities, obligations, debts or expenses of Seller (including, for this purpose, any and all predecessors in interest to the Business), except for the Assumed Liabilities, whether or not known or unknown, fixed or contingent, or arising by reason of events occurring prior to or after the Closing (the "Excluded Liabilities"). Without limiting the foregoing, the Excluded Liabilities shall include, but not be limited to, any liabilities, obligations, debts or expenses relating to or incurred in connection with:

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

                           (i)      any Employee Plan maintained or
         contributed to by Seller under Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Employee Plan of any entity which is or was considered an affiliate of Seller within the meaning set forth under ERISA ("ERISA Affiliate"), or any Employee Plan in which Seller or any ERISA Affiliate participates, including (A) any liability arising from the healthcare continuation coverage requirements under Section 4980B of the Code of 1986, as amended, (the "Code"), or any predecessor section of the Code or Title I, Part 6 of ERISA, (B) any liability of any kind or description whatsoever for any withdrawal or partial withdrawal liabilities which may be assessed before, on or after the Closing Date pursuant to ERISA or the Multi-Employer Pension Plan Amendment Act, as amended, as a result of the transactions contemplated hereby or otherwise, (C) any liability whatsoever for any severance benefits or termination benefits as a result of the transactions contemplated hereby or otherwise, (D) any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code; (E) any unfunded pension liability under ERISA; and (F) any medical or disability claims incurred or benefits paid, furnished or available to current or former employees of Seller as of the Closing Date or the Employment Date (as defined in Section 9.1(b)), as the case may be, and which are required to be paid or to continue to be paid, furnished or made available after the Closing Date or the Employment Date;

                           (ii) any claims by an agency of the United States government or any foreign, state or local government or by any contractor or subcontractor therefor in respect of any Taxes, and such term "Taxes" shall mean (A) all net income, alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, ad valorem, value added, franchise, profits, license, unitary, intangible, corporate loan tax, capital stock tax, lease, service, service use, withholding on amounts paid to or by Seller, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, provincial, local or foreign government, each as relating to the Business or the Assets; and (B) any penalties, interest, or other additions for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any reports, forms, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes (the term "Return" means any one of the foregoing Returns)

                           (iii)    product liability or similar claims
         for injury to persons or property with respect to products purchased, manufactured or sold by Seller on or prior to the Closing, regardless of when made or asserted;

                           (iv)     any suits, actions, claims or
         litigation existing or yet to be commenced with respect to alleged infringements by Seller on or prior to the Closing Date of patents, trademarks, trade names or other Intellectual Property rights of others;

                           (v) any suits, actions, claims or litigation existing or yet to be commenced arising out of or in connection with Seller's conduct of the Business on or prior to the Closing Date.

                  (b) Seller hereby acknowledges that it is retaining the Excluded Liabilities and Seller shall pay, discharge and perform all Excluded Liabilities promptly when due, except to the extent contested by Seller in good faith (provided that any such liabilities and obligations shall continue to be an Excluded Liability).

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                                  ARTICLE 3
                                  ---------

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                  ----------------------------------------

         Seller hereby represents and warrants to Buyer as follows:

         3.1      Status of Seller.
                  ----------------

                  (a)      Corporate Existence and Status. Seller is a
                           ------------------------------
corporation duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of its jurisdiction of organization as set forth on Schedule 3.1(a).
                             ---------------

                  (b)      Qualification. Schedule 3.1(b) lists the
                           -------------  ---------------
jurisdictions in which Seller is qualified to do business as a foreign corporation with respect to the conduct of the Business. Such jurisdictions constitute all of the jurisdictions in which such qualification is necessary to conduct the Business as it is currently being conducted by Seller, except where the failure to be so qualified would not have a material adverse effect on the consolidated financial condition, results of operations, business, assets or liabilities of the Business (a "Material Adverse Effect").

                  (c)      Corporate Power. Seller has all requisite
                           ---------------
corporate power to (i) own and lease its properties and otherwise to operate the Business as it is currently being operated, and (ii) execute, deliver and perform this Agreement, the Assignment and Assumption Agreement, the License Agreement, the Transition Agreement (as defined in Section 13.1(a)(v)), the Real Estate Purchase Agreement (as defined in Section 12.6), the Extended Supply Agreement (as defined in Section 13.1(a)(vii)), the Supply Agreement (as defined in Section 13.1(a)(viii)), the Cintas/Medline/Angelica Confidentiality Agreement (as defined in Section
13.1 (a)(ix) and each other agreement, instrument or other document required to be executed by Seller hereunder or thereunder (collectively, the "Other Agreements").

                  (d)      Ownership Interests. Except as reflected in
                           -------------------
Schedule 3.1(d), Seller has no operating subsidiaries or any equity
---------------
securities of, investment in or loans or advances to any business enterprise or person with respect to the Business or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business and travel advances to employees).

                  (e)      Authorization.
                           -------------

                           (i)      Seller has the right, power and
         authority to enter into this Agreement and each Other Agreement and, subject in each instance to obtaining all necessary consents and approvals as contemplated herein, to consummate the sale of the Assets owned by it and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the Other Agreements;

                           (ii) The execution and delivery by Seller of this Agreement and the Other Agreements to which it is a party, and the consummation by Seller of the sale of the Assets and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements to which it is a party, have been duly authorized by all necessary corporate action on the part of Seller in compliance with its governing documents (including its articles of incorporation and bylaws (as amended)) and applicable law; and

                           (iii)    This Agreement and the Other
         Agreements to which Seller is a party constitute the valid and binding agreements of Seller that are enforceable against Seller in accordance with their respective terms, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, or (C) the exercise by any court of its discretion in invoking general principles of equity.

                  (f)      Absence of Violations or Conflicts. Except as
                           ----------------------------------
disclosed in Schedule 3.1(f) and subject in each instance to obtaining all
             ---------------
necessary consents and approvals as contemplated herein, the execution and delivery of this Agreement and the Other Agreements by Seller and the consummation by Seller of the sale of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements by Seller, do not and will not with the passage of time or giving of notice or both constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest other than Permitted Encumbrances (as defined herein) upon any of the Assets under
(A) any contract, agreement, commitment, undertaking or understanding to which Seller is a party or to which Seller or any of the Assets are subject or bound, (B) any judgment, decree or order of any governmental or regulatory authority to which Seller or any of the Assets are subject or bound, (C) any applicable law or regulation, or (D) any governing documents of Seller, including Seller's articles of incorporation and bylaws (each, as amended).

                  (g)      No Consents Required. Except as set forth in
                           --------------------
Schedule 3.1(g), no consent, approval, order or authorization of, or
---------------
registration, declaration or filing with, any governmental authority or any other person or entity on the part of Seller is required in connection with its execution or delivery of this Agreement or the Other Agreements or the consummation of the sale of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or the Other Agreements by Seller.

         3.2      Financial Matters.
                  -----------------

                  (a)      Financial Statements. Seller has previously
                           --------------------
delivered, or caused to be delivered, to Buyer true and complete copies of
(i) the unaudited balance sheets of the Business as of January 27, 2001 and January 29, 2000 and the related unaudited statements of income for the year ended January 27, 2001, January 29, 2000 and January 30, 1999, and (ii) the unaudited balance sheets of the Business as of October 27, 2001 (the "Reference Date Balance Sheet"), and the related unaudited statements of income for the periods ended October 27, 2001 and October 28, 2000 (collectively, the "Financial Statements"). Except as set forth on Schedule
                                                                   --------
3.2(a), the Financial Statements have been derived from the respective
------
audited financial statements of Seller for the same time periods, prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods covered thereby, present fairly the financial condition of the Business as of such dates and the results of operations of the Business for such periods, and are consistent with the books and records of Seller.

                  (b)      Events Subsequent to Reference Balance Sheet
                           --------------------------------------------
Date. Since the Reference Balance Sheet Date, there has not been any change
----
in the business, financial condition, results of operations or assets of the Business which could reasonably be expected to have a Material Adverse Effect.

                  (c)      Absence of Undisclosed Liabilities. Except (i) as
                           ----------------------------------
referenced in the Financial Statements, (ii) for Excluded Liabilities, (iii) for liabilities and obligations of the Business arising since October 27, 2001 in the ordinary course of business, and (iv) as set forth on Schedule
                                                                  --------
3.2(c), the Business
------
has no debt, obligations or liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted).

                  (d)      Standard Cost of Inventory and Raw Materials. For
                           --------------------------------------------
purposes of this Agreement, (including the schedules hereto), "Standard Cost" with respect to an item of finished goods means the sum of the cost of labor, plant overhead, shipping and the cost of any raw materials used for such finished item, each as in effect for Seller on December 22, 2001. "Standard Cost" with respect to raw materials means the sum of the cost of the raw materials and shipping of such raw materials, each as in effect for Seller on December 22, 2001. The determination of Standard Cost as described above is the same method as that used in determining the book value of the Inventory (before reserves for obsolescence and discontinued goods) as set forth in the unaudited balance sheets included in the Financial Statements.

         3.3      Title To and Condition of Assets.
                  --------------------------------

                  (a)      Fixed Assets. On the Closing Date: (i) Seller has
                           ------------
good and marketable title to all of the Fixed Assets owned by it; and (ii) none of the Fixed Assets is subject to any lien, claim or other encumbrance whatsoever, except (A) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (B) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, all as set forth in Schedule 3.3(a) annexed hereto
                                  ---------------
(collectively, "Permitted Encumbrances").

                  (b)      Personal Property Leases.
                           ------------------------

                           (i) For purposes of this Section 3.3(b), "Lease" means any written or oral Personal Property Lease. With respect to each of the Leases: (A) neither Seller, nor, to the best knowledge of Seller, any other party to such Lease is in default of a material obligation in connection with such Lease; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a default of a material obligation under such Lease with respect to Seller or, to the best knowledge of Seller, any other party thereto; (C) Seller has not given or received any notice of cancellation or termination in connection with such Lease, or exercised any purchase option thereunder that has not been consummated as of the date of this Agreement; (D) except as disclosed in Schedule 3.3(b), such Lease is the valid and binding
                      ---------------
         agreement of Seller, is in full force and effect and is enforceable in accordance with its terms, except as enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (ii) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (iii) the exercise by any court of its discretion in invoking general principles of equity; and (E) except as disclosed in Schedule
                                                              --------
         3.3(b), such Leases will not require consents of the other parties
         ------
         thereto in order to be assigned to Buyer hereunder.

                           (ii)     Schedule 3.3(b) describes all oral
                                    ---------------
         Leases primarily related to the Business, and true and complete copies of all Leases required to be disclosed have been made available prior to Closing to Buyer.

                  (c)      Adequacy: Condition. Except as set forth in
                           -------------------
Schedule 3.3(c) annexed hereto or except as otherwise disclosed to Buyer in
---------------
writing prior to the Closing, the Fixed Assets are in good repair and condition subject to reasonable wear and tear and structurally and mechanically sound, as applicable.

                  (d)      Permits and Licenses. The governmental permits,
                           --------------------
licenses, consents and other authorizations set forth on Schedule 1.1(a)
                                                         ---------------
include all of the governmental permits, licenses, consents and other authorizations required in connection with the operation of the Business as it is presently operated.

                  (e)      All Contracts Related to Business Sold. The
                           --------------------------------------
Contracts are all of the bids, sales orders, sales contracts and other contract rights of Seller that are primarily related to the Business, excluding only those contracts that relate to this Agreement, the Other Agreements and any Employee Plan.

         3.4      Intellectual Property, Patents, Trademarks and Trade
                  ----------------------------------------------------
Names. All Intellectual Property, including all Software Licenses, are
-----
listed in Schedules 1.1(i)(i-iv). Except with respect to Excluded Assets and
          ----------------------
as disclosed in Schedule 3.4: (a) Seller owns (free and clear of all liens,
                ------------
claims and encumbrances other than Permitted Encumbrances), or has the right to use, all Intellectual Property, whether under Software Licenses or otherwise, included in the Assets and used in the ordinary conduct of the Business; (b) the consummation of the sale of the Assets and the other transactions contemplated by this Agreement will not alter or impair any such rights or require any consent or approval, except where the failure to obtain such consent or approval would not have and would not reasonably be expected to have a Material Adverse Effect; and (c) no Intellectual Property owned, licensed or used by Seller or Software License of Seller is the subject of a lawsuit or any other proceeding, nor, within the three most recently completed fiscal years of Seller, has any party challenged or, to the best knowledge of Seller, threatened to challenge Seller's right to use such Intellectual Property or Software License or application for any of the foregoing.

         3.5      Contracts.
                  ---------

                  (a)      Contracts. Schedule 1.1(g) annexed hereto lists
                           ---------  ---------------
each contract, agreement, commitment, arrangement, undertaking or understanding primarily related to the Business to which Seller is a party or bound or to which it or the Assets is subject, whether written or oral. For purposes of this Section 3.5, the term "Contract" shall not include Personal Property Leases or Software Licenses. Schedule 1.1(g) describes all
                                               ---------------
oral Contracts primarily related to the Business.

                  (b)      Insurance. The terms of all insurance coverage of
                           ---------
Seller now in force with respect to the Business and the Assets (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, automobile, boiler and machinery, fire and lightning, marine, endowment, life and workers' compensation) (the "Insurance Policies"), have been disclosed to Buyer and a true and complete copy of each such policy will be provided or made available to Buyer prior to Closing. All Insurance Policies are in full force and effect and provide insurance, including without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in businesses comparable to the Business.

                  (c)      Status. Except as disclosed on Schedule 3.5(c)
                           ------                         ---------------
annexed hereto with respect to any of the following constituting an Asset or an Assumed Liability: (A) neither Seller, nor, to the best knowledge of Seller, any other party is in default of any obligation in connection with any Software License or Contract; (B) Seller has not received any notice of cancellation or termination in connection with any Software License or Contract; (C) each Software License and Contract is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms, except as enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (ii) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (iii) the exercise by any court of its discretion in invoking general principles of equity; and (D) no

Software License or Contract will be affected by, or require the consent of or payment to any other party to avoid an event of default or event of termination with respect to such Software License or Contract (assuming that any required notice of default or termination has been given and any periods for cure have expired) by reason of the transactions contemplated by this Agreement.

         3.6      Seller Employees. Set forth on Schedule 3.6 is a list of
                  ----------------               ------------
all present employees of Seller who Buyer will offer to hire at the Closing pursuant to Section 9.1(a) (the "Seller Employees"). Also set forth on
Schedule 3.6 with respect to each Seller Employee is the following
------------
information: (i) the amount of salary being paid as of the date hereof on a gross annualized basis, the hourly pay rate (if applicable) of such Seller Employee as of the date hereof and the amount of compensation paid in 2001; and (ii) the nature and amount of all aggregate direct and indirect remuneration proposed to be paid during calendar year 2002, except that only those amounts which appear on the Form W-2 need be set forth on Schedule 3.6
                                                                ------------
for a Seller Employee whose total annual compensation for 2002 is expected to be less than $40,000.

         3.7      Labor Relations. Except as described in Schedule 3.7, with
                  ---------------                         ------------
respect to the Business: (a) there is no unfair labor practice, complaint, charge or other matter against or involving Seller and a Seller Employee pending or, to the best knowledge of Seller, threatened before a governmental authority; (b) there is no labor strike, organizing effort, slowdown, stoppage or material labor difficulty pending against or involving Seller or, to the best knowledge of Seller, threatened against or affecting Seller; (c) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements to which Seller is a party is pending and, to the best knowledge of Seller, no claim therefor exists; and (d) there is no collective bargaining agreement which is binding on Seller.

         3.8      Litigation and Other Proceedings. Except as disclosed in
                  --------------------------------
Schedule 3.8 annexed hereto, Seller is not engaged in, a party to, subject
------------
to or, to the best knowledge of Seller, threatened with any claim, legal or equitable action, or other proceeding (whether as plaintiff, defendant or other-wise and regardless of the forum or the nature of the opposing party) with respect to the Business or the Assets.

         3.9      Compliance with Laws.
                  --------------------

                  (a)      Except as set forth in Schedule 3.9(a) annexed
                                                  ---------------
hereto, Seller is conducting the Business in compliance with all applicable laws.

                  (b)      Permits. Except as set forth in Schedule 3.9(b)
                           -------                         ---------------
annexed hereto and except with regard to Environmental Laws and permits, as to which the Seller's sole representations and warranties are set forth in
Section 3.9(c), Seller holds all permits and franchises necessary to operate the Business as currently operated.

         3.10      Brokers and Commissions. Except as disclosed in Schedule
                   -----------------------                         --------
3.10 annexed hereto, no person, firm or corporation has asserted or is
----
entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement.

         3.11      SEC Filings Complete. As of the time such document was
                   --------------------
filed, Seller's most recent Annual Report on Form 10-K, any Current Report(s) on Form 8-K since the filing of the Annual Report, each Quarterly Report on Form 10-Q, and Seller's most recent proxy statement for its annual meeting of shareholders (the "Disclosure Documents"), all as filed with the Securities and Exchange Commission ("SEC"): (a) did not contain a misstatement of a material fact or an omission of a material fact with respect to the Business required to be stated therein or necessary to make the statements therein not misleading; and (b) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Since the filing of the Seller's most recent Form 10-K, Seller has filed all documents required to be filed by Seller with the SEC.

         3.12      Customers and Suppliers. Except as to Seller's
                   -----------------------
termination of its relationship with Premier and as set forth on Schedule
                                                                 --------
3.12, Seller has not received any notice that any of the twenty-five (25)
----
largest customers of Seller or the ten (10) largest suppliers of Seller with respect to the Business intend to terminate or materially reduce its business with Seller. The sales to such customers and from such suppliers for Seller's 2002 fiscal year are as set forth on Schedule 3.12. There are
                                                  -------------
no current, pending, or to the best of knowledge of Seller, threatened disputes or discussions with any existing customers of the Business that have caused or are causing such customers to refuse payment on Seller's invoices in excess of Twenty-Five Thousand Dollars ($25,000) per customer.

         3.13      Disclosure. The representations, warranties and
                   ----------
statements made by Seller in this Agreement including the Schedules and the Other Agreements do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

         3.14      No Other Representations. Except as set forth in this
                   ------------------------
Article 3, Seller makes no other representation or warranty whatsoever to Buyer.

                                  ARTICLE 4
                                  ---------

                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

         Buyer hereby represents and warrants to Seller as follows:

         4.1      Status of Buyer.
                  ---------------

                  (a)      Organization. Buyer is a duly organized
                           ------------
corporation, entitled to conduct business and validly existing in good standing under the laws of the State of Illinois.

                  (b)      Authorization.
                           -------------

                           (i) Buyer has the right, power and authority to enter into this Agreement and each Other Agreement and to consummate the purchase of the Assets and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the Other Agreements;

                           (ii) The execution and delivery by Buyer of this Agreement and the Other Agreements, and the consummation by Buyer of the purchase of the Assets and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of Buyer in compliance with its governing documents (including its articles of incorporation and bylaws (as amended)) and applicable law; and

                           (iii)    This Agreement and the Other
         Agreements to which Buyer is a party constitute the valid and binding agreements of Buyer that are enforceable against Buyer in accordance with their respective terms, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforceability of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and (C) the exercise by the court of its discretion in invoking general principles of equity.

                  (c)      Absence of Violations or Conflicts. The execution
                           ----------------------------------
and delivery by Buyer of this Agreement and the Other Agreements and the consummation by Buyer of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements, do not and will not with the passage of time or giving of notice or both, constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any properties of Buyer under (i) any contract, agreement, commitment, undertaking or understanding to which Buyer is a party or to which it or any of its assets or properties are subject or bound, (ii) any judgment, decree or order of any governmental or regulatory authority to which Buyer or any of its properties are subject or bound, (iii) any applicable law, or (iv) any governing documents (including its articles of incorporation and bylaws (as amended)).

                  (d)      No Consents Required. Except as set forth in
                           --------------------
Schedule 4.1(d), no consent, approval, order or authorization of, or
---------------
registration, declaration or filing with, any governmental authority or any other person or entity on the part of Buyer is required in connection with its execution or delivery of this Agreement or the Other Agreements or the consummation of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or the Other Agreements by Buyer.

         4.2      Brokers and Commissions. No person, firm or corporation
                  -----------------------
has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement by reason of any act or omission of Buyer.

                                  ARTICLE 5
                                  ---------

                          CLOSING AND CLOSING DATE
                          ------------------------

         5.1      Closing. The closing ("Closing") of the sale of Assets and
                  -------
other transactions contemplated by this Agreement shall take place at the offices of Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101 commencing at 9:00 a.m., local time, on May 17, 2002 or on such other date ("Closing Date") or such other place as Buyer and Seller mutually shall agree.

         5.2      Simultaneous Closing. All actions taken at the Closing
                  --------------------
shall be deemed to be performed simultaneously and the Closing shall not be deemed to have occurred until all required actions of the Parties pursuant to this Agreement have been performed. The Parties shall deliver such additional documents and take such additional actions as may reasonably be deemed necessary to complete the transactions contemplated by this Agreement and the Other Agreements.

                                  ARTICLE 6
                                  ---------

                             COVENANTS OF SELLER
                             -------------------

         6.1      Conduct of Business by Seller. From the date hereof to the
                  -----------------------------
Closing Date, except for transactions which are expressly approved in writing by Buyer, Seller shall refrain from:

                  (a) Subjecting any of the Assets, tangible or intangible, to any lien, encumbrance, security interest or other claim of any kind, except for Permitted Encumbrances;

                  (b) Except for sales of Inventory in the ordinary course of business or consistent with past practices, selling, assigning, transferring or otherwise disposing of any of the Assets; or

                  (c) With respect to any of the following constituting an Asset or an Assumed Liability, modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Personal Property Leases, Software Licenses or Contracts, or entering into any such arrangement which is outside of the ordinary course of business.

         6.2      Affirmative Covenants Relating to Seller. From the date
                  ----------------------------------------
hereof to the Closing Date, Seller shall use its reasonable best efforts to:

                  (a) Maintain its Insurance Policies with respect to the Business in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

                  (b) Maintain, consistent with past practice, the Assets in good repair, order and condition, reasonable wear and tear excepted, and use its best efforts to preserve its possession and control of all of the Assets;

                  (c) Keep in faithful service the key officers and professional staff primarily employed in the Business to preserve the goodwill of those having business relations with the Business, except that this Section 6.2(c) shall not prevent, preclude or prohibit Seller from terminating the employment of any officer or professional staff in the reasonable exercise of its business judgment;

                  (d) Maintain the books, accounts and records of the Business in a manner consistent with past practice;

                  (e) Comply with all applicable law relating to the conduct of the Business, and conduct the Business obligations in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

                  (f) Provide Buyer with prompt written notice of (i) any event, occurrence or circumstance which could reasonably be expected to have a Material Adverse Effect and (ii) any development causing, or reasonably likely to cause (assuming Seller failed to make any additional disclosure to Buyer and the Closing were to occur immediately after Seller became aware of such development), a breach of any of the representations and warranties in Article 3; and

                  (g) Operate the Business only in the ordinary course so as to preserve its business organization intact, including the goodwill of its suppliers, customers and others having business relations with the Business.

         6.3      Access Before Closing. From the date of this Agreement
                  ---------------------
through the Closing Date, Seller will permit Buyer and its representatives reasonable access on reasonable notice during normal business hours to the properties, personal property, personnel, books and records, contracts, and commitments of the Business, including the right to make copies of such books and records, contracts, and commitments. In the event that any record or other information requested by Buyer is subject to a confidentiality agreement with a third party, attorney-client privilege, or other legal restriction or privilege, Seller and Buyer will endeavor to find means of disclosing as much information as practicable that is needed by Buyer to prepare for the transfer of the Business, but Seller will not be obligated to breach such restriction or privilege. Buyer shall return all copies of such books and records, contracts, and commitments promptly upon the request of Seller if for any reason the Closing does not occur. All requests for access to information, properties, personnel or documents pursuant to this Section 6.3 shall be directed to an executive officer or officers of Seller designated by Seller.

         6.4      Consents and Closing Conditions. Seller shall use
                  -------------------------------
commercially reasonable best efforts, and will cooperate with Buyer: (a) to obtain such consents, approvals, authorizations and waivers from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within Seller's control; provided, however, that it is understood that such efforts do not require Seller to offer or grant financial accommodations to any third party or remain secondarily liable with respect to any Assumed Liability; (b) to cause the representations and warranties of Seller in Article 3 to be true and correct on and as of the Closing Date; and (c) to provide Buyer with all other information or assistance reasonably requested by Buyer to bring about the consummation of the transactions contemplated in this Agreement and the Other Agreements.

         6.5      Inquiries and Negotiations. Seller and its affiliates and
                  --------------------------
their respective directors, officers, employees, representatives, advisors or agents (including, without limitation, any investment banker, attorney or accountant retained by Seller or any of its affiliates) shall immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to the acquisition or exchange of the Assets and shall not enter into any agreement, other than this Agreement and the Other Agreements, to sell or otherwise dispose of the Assets, except as set forth on Schedule 6.5.
             ------------

         6.6      Exclusivity. Seller shall not (a) solicit, initiate or
                  -----------
encourage the submission of any proposal or offer from any person or entity (an "Acquisition Proposal") relating to the acquisition of the Assets or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek, any Acquisition Proposal. Seller shall promptly notify Buyer immediately if any person or entity makes any proposal, offer, inquiry, or contact with respect to any Acquisition Proposal.

         6.7      Work-in-Process. Any work-in-process Inventory (i.e.,
                  ---------------                                 ----
goods that have been cut but not yet physically delivered to the Alamo, Tennessee distribution facility) as of the Closing Date will be completed, at Seller's cost and expense, by Seller or its subcontractors after the Closing Date and will be delivered to Buyer as first quality finished goods to the Alamo, Tennessee distribution facility. Buyer will not be required to purchase any second quality finished goods from the work-in-process Inventory as of the Closing Date.

                                  ARTICLE 7
                                  ---------

                             COVENANTS OF BUYER
                             ------------------

         7.1      Consents and Closing Conditions. Buyer shall use
                  -------------------------------
commercially reasonable efforts (a) to obtain such consents, approvals, authorizations and waivers from third parties and to take other actions as may be required in order to fulfill the closing conditions which are within its control; provided, however, that it is understood that such efforts shall not require Buyer to offer or grant financial accommodations to any third party or to become liable with respect to any Excluded Liability, (b) to cause the representations and warranties of Buyer in Article 4 to be true and correct on and as of the Closing Date, and (c) to provide Seller with all other information or assistance requested by Seller to bring about the consummation of the transactions contemplated in this Agreement and the Other Agreements. Buyer shall also provide Seller with prompt written notice of any development causing, or reasonably likely to cause (assuming Buyer failed to make any additional disclosure to Seller and the Closing were to occur immediately after Buyer became aware of such development), a breach of any of the representations and warranties in Article 4.

         7.2      Bulk Transfer Compliance. Buyer hereby waives compliance
                  ------------------------
by Seller with the bulk sales and any other similar laws in any applicable jurisdiction with respect to the transactions contemplated by this Agreement.

                                  ARTICLE 8
                                  ---------

                               INDEMNIFICATION
                               ---------------

         8.1      Survival. Subject to Section 8.2, the representations,
                  --------
warranties, covenants and agreements set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby notwithstanding any examination made for or on behalf of Buyer or Seller.

         8.2      Indemnification.
                  ---------------

                  (a) Subject to the limitations set forth in Sections 8.2(b) and 8.2(f), Seller shall indemnify and hold Buyer and its affiliates, officers, directors, employees, agents and representatives (the "Buyer Indemnified Parties") harmless against any loss, liability, damage or expense, including reasonable legal expenses and costs, including costs of investigation (collectively, "Losses"), which any of the Buyer Indemnified Parties may incur, suffer, sustain or become subject to as the result of:

                           (i) the failure of any representation or warranty contained in Article 3 of this Agreement or in any Other Agreement, as such representation or warranty may have been supplemented by additional disclosure made pursuant to Section 6.2(f), to be true and correct as remade hereunder as of the Closing Date;

                           (ii) the breach by Seller of any covenant or agreement contained in this Agreement or in any Other Agreement or in any exhibit, schedule or attachment hereto or in any certificate delivered by Seller in connection herewith or therewith;

                           (iii)    the ownership or operations at or
         prior to the Closing of the Business and/or the Assets;

                           (iv)     the failure to file any sales tax
         clearance certificates or notices from the appropriate governmental authorities in the State of Missouri and any other relevant jurisdictions; and

                           (v)      any Excluded Liability, including
         liabilities for Taxes.

                  (b) With respect to claims for breaches of representations and warranties referred to in Section 8.2(a)(i), Seller shall not be liable for any Losses arising therefrom unless written notice of such breach is given by the Buyer Indemnified Party to Seller within eighteen (18) months after the Closing Date, except for: (i) Losses arising from a breach of the representations and warranties contained in Section 3.1 (Status of Seller)(subsections (a) through (e) only) and 3.10 (Brokers and Commissions), for which Seller shall not be liable for any Losses arising therefrom unless written notice of such breach is given by a Buyer Indemnified Party to Seller prior to thirty (30) days after the expiration of the applicable statute of limitations for making a contract claim for a breach of this Agreement under applicable law (and any extensions thereof), and (ii) Losses arising from a breach of the representations and warranties contained in Section 3.3 (Title To and Condition of Assets)(subsection (a) as to title only) for which Seller shall remain liable forever.

                  (c) Subject to the limitations set forth in Section 8.2(d), Buyer shall indemnify and hold Seller and its affiliates, officers, directors, employees, agents and representatives (the "Seller Indemnified Parties") harmless against any Losses which any of the Seller Indemnified Parties may incur, suffer, sustain or become subject to as the result of:

                           (i) the failure of any representation or warranty contained in Article 4 of this Agreement or in any Other Agreement to be true and correct as remade hereunder as of the Closing Date;

                           (ii) the breach by Buyer of any covenant or agreement contained in this Agreement or in any Other Agreement or in any exhibit, schedule or attachment hereto or in any certificate delivered by Buyer in connection herewith;

                           (iii) Buyer's ownership or operations after the Closing of the Business and/or the Assets; or

                           (iv)     any Assumed Liability.

                  (d) With respect to claims for breaches of representations and warranties referred to in Section 8.2(c)(i), Buyer shall not be liable for any Losses arising therefrom unless written notice thereof is given by the Seller Indemnified Party to Buyer within eighteen (18) months after the Closing Date, except for Losses arising from a breach of the representations and warranties contained in Section 4.1(Status of Buyer) (subsections (a) and (b)) and Section 4.2 (Brokers and Commissions) for which Buyer shall not be liable for any Losses arising therefrom unless written notice of such breach is given by a Seller Indemnified Party to Seller prior to thirty (30) days after the expiration of the applicable statute of limitations for making a contract claim for a breach of this Agreement under applicable law (and any extensions thereof).

                  (e) If any third party shall notify any Party to this Agreement (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party to this Agreement (the "Indemnifying Party") under this Section 8.2, then the Indemnified Party shall notify the Indemnifying Party of such claim, with adequate particularity as to the nature of the claim giving rise to such Losses and the calculation of the Losses (including all component parts thereof) to the extent then feasible (which calculation shall not be conclusive of the final amount of such claim). Within thirty (30) days after receipt of notice of a particular matter, the Indemnifying Party may assume the defense of such matter if the Indemnifying Party admits responsibility and reaffirms its obligation for indemnification with respect to such matter; provided that (i) the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party, (ii) the Indemnified Party, at its sole cost and expense which shall not be included as part of the Loss sustained by it, may participate in the defense of such claim with co-counsel of its choice to the extent that the Indemnified Party believes in its sole discretion that such matter shall affect its ongoing business and (iii) the Indemnifying Party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto. If, within such 30-day period, the Indemnifying Party does not assume the defense of such matter, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and may consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter without the consent of the Indemnifying Party, subject to the right of the Indemnifying Party to contest its obligation to indemnify and hold harmless the Indemnified Party.

                  (f) Notwithstanding Section 8.2(a), but subject to the second sentence of this Section 8.2(f), Seller shall have no liability under this Article 8 to indemnify the Buyer Indemnified Parties for any Losses incurred by such party with respect to Section 8.2(a)(i) unless and until the aggregate amount of all such Losses exceeds Two Hundred Thousand Dollars ($200,000) (the "Deductible"), in which event the Buyer Indemnified Parties shall only be entitled to indemnification for cumulative and aggregate Losses to the extent that such dollar amount of the Damages exceeds the Deductible. Notwithstanding anything contained in this Article 8, the aggregate liability of Seller under Section 8.2(a)(i) shall not exceed Fifty Percent (50%) of the sum of the Cash Purchase Price plus the
                                                                 ----
amount paid to Seller pursuant to the Real Estate Purchase Agreement (as defined in Section 12.6), after giving effect to any adjustments thereto under Sections 1.4 and 1.5; provided, however, that such limitation in this Section shall not apply, and Seller shall indemnify the Buyer Indemnified Parties, as provided in Section 8.2(a), with respect to any Losses incurred by the Buyer Indemnified Parties with respect to Section 3.1 (Status of Seller)(subsections (a) through (e) only), Section 3.3(a) (Title to and Condition of Assets) and 3.10 (Brokers and Commissions).

                  (g) In seeking to recover from Seller the amount of any Losses, the Buyer Indemnified Parties shall seek to recover such Losses, first, by offsetting against Buyer's obligations to pay to Seller any A/R Surplus and any other amounts owed by Buyer pursuant to any of the Other Agreements, the amount of Losses sustained by it (solely to the extent of the amount of such Losses) which has been agreed to by Seller in writing or determined with finality by a court of competent jurisdiction (it being understood that any such payments may be paid into escrow pending such a determination, which escrow shall be in the form agreed to by the Parties), and, second, by proceeding against Seller.

         8.3      Exclusive Remedy. The Parties agree that, from and after
                  ----------------
the Closing Date, with respect to any breach or violation of any representation or warranty or any covenant, obligation or other term set forth in this Agreement, the only relief available to the Party indemnified for such breach in respect of such breach shall be (a) damages, but only to the extent properly claimable hereunder as may be limited pursuant to this
Article 8; (b) specific performance if a court of competent jurisdiction in its discretion grants the same; or (c) injunctive relief or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

         8.4      Mediation. The Parties shall endeavor to resolve any
                  ---------
dispute out of or relating to this Agreement by non-binding mediation under the then-current CPR Model Mediation Procedure for Business Disputes.

         8.5      Litigation. If the dispute has not been resolved by
                  ----------
non-binding mediation as provided for in Section 8.4 within ninety (90) days of the initiation of such procedure, either Party may initiate litigation; provided, however, that if one Party has requested the other Party to participate in a non-binding procedure and the other Party has failed to participate, the requesting Party may initiate litigation before the expiration of the above period.

                                  ARTICLE 9
                                  ---------

                              EMPLOYEE MATTERS
                              ----------------

         9.1      Obligations Concerning Employment.
                  ---------------------------------

                  (a) Prior to Closing, Buyer will offer to hire the Seller Employees, on terms and conditions acceptable to Buyer. Buyer will offer employment on an "at-will" basis only. Notwithstanding anything contained in this Agreement to the contrary, Buyer will not be obligated to employ any Seller Employee for any particular period or on any particular terms or conditions of employment. Nothing in this Section 9.1(a) will be construed to confer any rights or remedies on any Seller Employee.

                  (b) Seller will be solely responsible for any and all claims and obligations, if any, for wages, commissions, salary, insurance, wage continuation, compliance with the extension of coverage under COBRA, severance pay, termination pay and other benefits (including accrued and unearned vacation, holiday, sick pay and unemployment and other benefits, if any) arising or accruing or claimed to arise or accrued under the Employee Plans or otherwise, prior to the commencement of employment with respect to each individual employed by Seller prior to commencement of employment by Buyer or such individual's spouse, dependants and beneficiaries. Without limiting the foregoing, Buyer will have no responsibility for any compensation, commission, pension, employee benefits or severance, including claims pursuant to the Work Adjustment Retraining Notification Act or any similar state law for a Seller Employee who fails to accept Buyer's offer of employment or who fails to commence employment with Buyer. Buyer will only be responsible for employment-related liabilities related to Seller Employees who accept offers of employment with Buyer ("Hired Employees") which accrue after the date of the Hired Employee's commencement of employment with Buyer ("Employment Date"). Seller will pay all withholding tax and similar obligations in each case with respect to each Hired Employee for all periods ending on or prior to or as of such Hired Employee's Employment Date. All liabilities of Seller under this Section 9.1(b) will constitute Excluded Liabilities.

                  (c) Following the Employment Date of a Hired Employee, Seller will transfer to Buyer, upon Buyer's request, copies of employment records relating to such Hired Employee, subject to the requirements of Section 1.2(g) of this Agreement. Buyer will be fully responsible for providing or paying for any unemployment compensation or any other unemployment benefits payable to a Hired Employee whose employment is terminated by Buyer after the Hired Employee's Employment Date.

         9.2      Employment Taxes. Buyer acknowledges and agrees that, for
                  ----------------
FICA and FUTA tax purposes, Buyer qualifies as a successor employer for each Hired Employee after the Employment Date for such Hired Employee. In connection with the foregoing, the Parties agree to follow the "Alternative Procedures" set forth in Section 5 of Revenue Procedure 96-60, 1996-2-C.B.399. In connection with the application of the "Alternative Procedures," (a) Seller and Buyer each shall report on a predecessor-successor basis as set forth in such Revenue Procedure, (b) Seller shall be relieved from furnishing Forms W-2 to each Hired Employee for the year in which such Hired Employee's Employment Date occurs, and (c) Buyer shall assume the obligations of Seller to furnish such Forms W-2 to each Hired Employees for the full calendar year in which such Hired Employee's Employment Date occurs.

                                 ARTICLE 10
                                 ----------

                            RESTRICTIVE COVENANTS
                            ---------------------

         10.1     Non-Disclosure of Confidential Information. Except for
                  ------------------------------------------
the conduct of the Life Uniform Business (as defined in Section 10.9(a)) and the ATS Business (as defined in Section 10.9(b)) and except for such actions necessary to ensure the compliance by Seller of its obligations under this Agreement and the Other Agreements, Seller covenants and agrees that, except as may be required by applicable law, it

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

shall not disclose any confidential information relating to the marketing strategies, pricing policies or characteristics, customers, suppliers and customer and supplier information, customer and supplier lists, product or product specifications, Intellectual Property, software, designs, manufacturing, testing or assembly processes or costs, costs of materials, business or business prospects, plans, proposals, codes, marketing studies, research, reports, investigations, or other information of similar character which primarily relate to the Business or any of the Assets (collectively referred to as "Confidential Information").

         10.2     Non-Interference with Customer and Supplier Relationships.
                  ---------------------------------------------------------
Except for the conduct of the Life Uniform Business and the ATS Business and except for such actions necessary to ensure the compliance by Seller of its obligations under this Agreement and the Other Agreements, Seller covenants and agrees that it shall not, for a period of five (5) years commencing on the Closing Date, directly or indirectly, on its own behalf or on behalf of any other person or entity, contact or do business with any customer or supplier of the Business with respect to any product or service which is competitive with any product or service which constitutes, or is part of, the Business as of the Closing Date. This covenant applies to those customers and suppliers, and their respective affiliates to which Seller or any of its affiliates has sold or purchased products or services as part of the Business prior to the Closing Date, and those prospective customers and suppliers with which Seller or any of its affiliates has actively pursued sales or supply opportunities prior to the date hereof.

         10.3     Non-Competition. Except for the conduct of the Life
                  ---------------
Uniform Business and the ATS Business and except for such actions necessary to ensure the compliance by Seller of its obligations under this Agreement and the Other Agreements, Seller covenants and agrees that it shall not, for a period of five (5) years commencing on the Closing Date, directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in any person or entity producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products or services competitive with or in substantially the same line of business as the Business, or any part thereof, as of the date hereof. This prohibition applies in North America, including Canada, the United States and Mexico. This covenant does not prohibit the mere ownership of less than three percent (3%) of the outstanding stock of any publicly-traded corporation as long as Seller is not otherwise in violation of this Agreement.

         10.4     Non-Diversion. Except for the conduct of the Life Uniform
                  -------------
Business and the ATS Business and except for such actions necessary to ensure the compliance by Seller of its obligations under this Agreement and the Other Agreements, Seller covenants and agrees that it shall not divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of Buyer or any of its affiliates engaged in a business similar to that of the Business, or any part thereof, of which (a) Seller became aware as the result of its conduct of the Business or its relationship with Buyer or any of its affiliates and
(b) relate specifically to the Business, or any part thereof, as of the date hereof.

         10.5      Non-Recruitment. Seller agree that for a period of five
                   ---------------
(5) years commencing on the Closing Date, Seller shall not hire away, or cause any other person or entity to hire away, (a) any Hired Employee or (b) any employee of Buyer, nor, in either case, directly or indirectly entice or solicit or seek to induce or influence any of such employees to leave their employment with Buyer.

         10.6     Remedies. Seller acknowledges that should it, as the case
                  --------
may be, violate any of the covenants contained in Sections 10.1 through 10.5 (collectively, the "Restrictive Covenants"), it will be difficult to determine the resulting damages to Buyer and its affiliates and, in addition to any other remedies Buyer and its affiliates may have, Buyer and its affiliates shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage. Seller shall be liable to pay all costs including reasonable attorneys' fees and expenses which Buyer and its affiliates may incur in enforcing or defending any of the Restrictive Covenants, whether or not litigation is actually commenced and including litigation of any appeal taken or defended by Buyer where Buyer succeeds in enforcing any of the Restrictive Covenants. Buyer may elect to seek one or more of these remedies at its sole discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict Buyer from seeking any remedies in another situation. Such action by Buyer shall not constitute a waiver of any of its rights.

         10.7     Severability and Modification of Any Unenforceable
                  --------------------------------------------------
Covenant. It is the Parties' intent that each of the Restrictive Covenants
--------
be read and interpreted with every reasonable inference given to its enforceability. However, it is also the Parties' intent that if any term, provision or condition of the Restrictive Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the Parties' intent that if a court should determine any of the Restrictive Covenants are unenforceable because of overbreadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

         10.8     Non-Applicability of Restrictive Covenants. Upon the
                  ------------------------------------------
sale, merger, consolidation or other business combination of Seller or the purchase of the majority of its stock, Buyer agrees that each of the Restrictive Covenants will not be applicable to any healthcare apparel business activities that such acquirer or successor-in-interest was engaged in prior to, and not in contemplation or anticipation of, such sale, merger, consolidation or other business combination with Seller.

         10.9     Definitions.  For purposes of this Agreement:
                  -----------

                  (a) The term "Life Uniform Business" shall mean those business operations and services existing as of the date of this Agreement of Life Uniform Company ("Life"), including but not limited to, retail sales of healthcare apparel to Life's customers through its various sales outlets. Such sales outlets currently include retail sales of healthcare apparel through stores, catalogs, through the Internet, and through retail sales that are made at a customer's site or place of business, referred to as "on-the-job shopping."

                  (b) The term "ATS Business" shall mean those business operations and services existing as of the date of this Agreement of Angelica Textile Services ("ATS"), including laundry services and sales of (and payment of any related commissions to ATS salespersons for) healthcare apparel made by ATS to its laundry customers.

                                 ARTICLE 11
                                 ----------

                        BUYER'S CONDITIONS TO CLOSING
                        -----------------------------

         The obligations of Buyer to consummate the purchase of Assets, the assumption of Assumed Liabilities and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Buyer's reasonable satisfaction of each of the following conditions:

         11.1     Continued Truth of Warranties. The representations and
                  -----------------------------
warranties of Seller herein contained shall be true and correct in all material respects as of the Closing Date.

         11.2     Performance of Covenants. Seller shall have performed in
                  ------------------------
all material respects all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         11.3     No Event Causing a Material Adverse Effect. There shall
                  ------------------------------------------
have been no event, occurrence or circumstance from the date of this Agreement through the Closing Date that has caused a Material Adverse Effect in the Business.

         11.4     Permits and Consents. Buyer shall have secured all
                  --------------------
appropriate orders, consents, approvals and clearances required to be obtained by Buyer, in form and substance reasonably satisfactory to Buyer, by and from all third parties, including, but not limited to, governmental or regulatory authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated and to own and operate the Assets and the Business as of the Closing in the same manner as Seller owned and operated the Assets and the Business prior to the Closing.

         11.5     No Litigation. There shall not be any litigation or
                  -------------
proceeding pending or threatened (including, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the sale and purchase of the Assets, the assumption of the Assumed Liabilities or the other transactions contemplated by this Agreement.

         11.6     Authorization. All corporate action necessary to
                  -------------
authorize the execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Seller and Seller shall have furnished Buyer with copies of all applicable resolutions adopted by the Board of Directors of Seller certified by the Secretary or Assistant Secretary of Seller.

         11.7     Closing Documents. Seller shall have delivered all
                  -----------------
documents required to be delivered by it at Closing, as more specifically set forth in Section 13.1, in each case in form and substance reasonably satisfactory to Buyer.

                                 ARTICLE 12
                                 ----------

                       SELLER'S CONDITIONS TO CLOSING
                       ------------------------------

         The obligations of Seller to consummate the sale of the Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Seller's reasonable satisfaction of the following conditions:

         12.1     Continued Truth of Warranties. The representations and
                  -----------------------------
warranties of Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date.

         12.2     Performance of Covenants. Buyer shall have performed in
                  ------------------------
all material respects all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

         12.3     Permits and Consents. Seller shall have secured all
                  --------------------
appropriate orders, consents, approvals and clearances to be obtained by Seller, in form and substance reasonably satisfactory to Seller, by and from all third parties, including but not limited to governmental and regulatory authorities, whose

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

order, consent, approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated.

         12.4     No Litigation. There shall not be any litigation or
                  -------------
proceeding pending or threatened (including, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the sale and purchase of the Assets, the assumption of the Assumed Liabilities or the other transactions contemplated by this Agreement.

         12.5     Closing Documents. Buyer shall have delivered all
                  -----------------
documents required to be delivered by Buyer at Closing, as more specifically set forth in Section 13.2, in each case in form and substance satisfactory to Seller.

         12.6     Real Estate Purchase Agreement. Buyer shall have
                  ------------------------------
delivered to Seller an executed Real Estate Purchase Agreement substantially in the form attached to this Agreement as Exhibit B (the "Real Estate
                                          ---------
Purchase Agreement"), under which Seller shall sell to Buyer its rights and interests in the real property Seller owns and operates as Seller's distribution facility in Alamo, Tennessee. Buyer and Seller shall also have reached a mutual agreement and understanding that all material conditions to the closing of the real estate purchase and sale contemplated by the Real Estate Purchase Agreement have been met on or prior to the Closing Date.

                                 ARTICLE 13
                                 ----------

                    DOCUMENTS TO BE DELIVERED AT CLOSING
                    ------------------------------------

         13.1     Documents to be Delivered by Seller.  At the Closing,
                  -----------------------------------
Seller shall:

                  (a) Execute and deliver to Buyer any and all instruments of sale, assignment and transfer and other documents reasonably requested by Buyer in order to effect the transfer of the Assets to Buyer, to effect the assumption of the Assumed Liabilities by Buyer or otherwise to facilitate the transactions contemplated hereby, such instruments to include, but not be limited to:

                           (i) assignments of the Intellectual Property of the Seller;

                           (ii) duly endorsed certificates of title to vehicles included within the Fixed Assets of Seller, together with any appropriate affidavit with respect to the sale price thereof or the odometer reading of such vehicle;

                           (iii)    the License Agreement;

                           (iv) the Assignment and Assumption Agreement substantially in the form of Exhibit C hereto (the "Assignment and
                                      ---------
         Assumption Agreement");

                           (v) a Transition Agreement substantially in the form of Exhibit D hereto (the "Transition Agreement");
                     ---------

                           (vi)     the Real Estate Purchase Agreement;

                           (vii)    an Extended Supply Agreement
         substantially in the form of Exhibit E hereto (the "Extended Supply
                                      ---------
         Agreement");

                           (viii)   a Supply Agreement substantially in
         the form of Exhibit F hereto (the "Supply Agreement");
                     ---------

                           (ix)     a Confidentiality Agreement between
         Buyer, Seller and Cintas Corporation substantially in the form of Exhibit G hereto (the "Cintas/Medline/Angelica Confidentiality
         ---------
         Agreement");

                           (x) a blanket bill of sale and assignment covering all other Assets of Seller not identified above, conveying good and marketable title to such Assets to Buyer and containing "further assurances" language obligating Seller to execute other appropriate instruments after the Closing in order to confirm Buyer's title to and possession of the Assets, and releases of any security interest, pledge, bailment, mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement, charge, encumbrance or other similar arrangement or interest in real or personal property affecting any of the Assets, including without limitation, termination statements on Form UCC-3 with respect to the Inventory and Fixed Assets;

                           (xi)     such verified tax lien, Uniform
         Commercial Code and judgement searches relating to Seller and the Assets as Buyer may reasonably request;

                           (xii) releases of all liens (other than Permitted Encumbrances described in Section 3.3(a)(ii)(A)) affecting any of the Assets, including termination statements on Form UCC-3 (accompanied by appropriate pay-off letters); and

                           (xiii)   all Other Agreements.

                  (b) Deliver to Buyer a certificate of a duly authorized officer of Seller to the effect that Seller's representations and warranties in Article 3 are true as of the Closing Date, and that Seller have complied in all material respects with each covenant required to be performed by it on or prior to the Closing Date and a certificate of incumbency and copies of the resolutions adopted by the Board of Directors of Seller, authorizing the execution and delivery of this Agreement and the consummation of the sale of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Seller;

                  (c) Deliver to Buyer certificates of good standing or their equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of Seller as a corporation under the laws of their respective states of incorporation and each other jurisdiction required for the operation of the Business and as listed on Schedule 3.1(b);
                                                            ---------------

                  (d) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of Assets, deliver to Buyer copies of all such consents or approvals as obtained by Seller; and

                  (e) Deliver to Buyer an opinion of Thompson Coburn LLP, counsel for Seller, in substantially the form attached hereto as Exhibit H.
---------

         13.2     Documents to be Delivered by Buyer.  At the Closing, Buyer
                  ----------------------------------
Buyer shall:

                  (a) Execute and deliver to Seller any and all documents identified in Section 13.1(a), if and to the extent appropriate that Buyer execute the same in order to effect the transactions contemplated hereby, including but not limited to the assignment and assumption agreements specified in Section 13.1(a)(iv);

                  (b) Deliver to Seller certificates of a duly authorized officer of Buyer to the effect that Buyer's representations and warranties in Article 4 are true as of the Closing Date, and that Buyer has complied in all material respects with each covenant required to be performed by it on or prior to the Closing Date and a certificate of incumbency and copies of the resolutions adopted by Buyer, authorizing the execution and delivery of this Agreement and the consummation of the purchase of Assets, the assumption of the Assumed Liabilities and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or Assistant Secretary of Buyer;

                  (c) Deliver to Seller a certificate of good standing or its equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of Buyer as a corporation under the laws of the State of Illinois;

                  (d) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of the Assets or the assumption of the Assumed Liabilities, Buyer shall deliver to Seller upon request copies of all such consents or approvals as obtained by Buyer;

                  (e) Deliver to Seller the Cash Purchase Price pursuant to Section 1.3 above; and

                  (f) Deliver to Seller an opinion of Neal, Gerber & Eisenberg in substantially the form attached hereto as Exhibit I.
                                                       ---------

                                 ARTICLE 14
                                 ----------

                                 TERMINATION
                                 -----------

         14.1     Termination by Mutual Consent. This Agreement may be
                  -----------------------------
terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing by the mutual consent of Seller and Buyer, by appropriate action of their respective Boards of Directors.

         14.2     Termination by Either Buyer or Seller. This Agreement may
                  -------------------------------------
be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing by action of the Board of Directors of either Buyer or Seller if (a) the transactions contemplated in this Agreement shall not have been consummated by June 30, 2002, or (b) any court of competent jurisdiction or other governmental entity having jurisdiction over Seller, Buyer, the Business or the Assets has issued a final order, decree or ruling or taken any other final action restraining, enjoining, or otherwise prohibiting, or materially restricting the consummation of the transactions contemplated in this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

         14.3     Termination by Buyer. This Agreement may be terminated
                  --------------------
and the transactions contemplated herein may be abandoned at any time prior to the Closing by action of the Board of Directors of Buyer, if Seller shall have breached any of its representations or warranties in any material respect or failed to perform in any material respect any of its covenants or agreements contained in this Agreement which breach or failure shall not have been cured within ten business days after the receipt of written notice by Seller from Buyer of such breach or failure.

         14.4     Termination by Seller. This Agreement may be terminated
                  ---------------------
and the transactions contemplated herein may be abandoned at any time prior to the Closing by action of the Board of Directors of Seller, if Buyer shall have breached any of its representations or warranties in any material respect or failed to perform in any material respect any of its covenants or agreements contained in this Agreement which breach or failure shall not have been cured within ten business days after the receipt by Buyer of written notice from Seller of such breach or failure.

          14.5    Effect of Termination and Abandonment.
                  -------------------------------------

                  (a) In the event of the termination of this Agreement pursuant to any of the provisions of this Article 14, neither Seller nor Buyer (nor any of their respective directors and officers) shall have any liability or further obligation to the other Party to this Agreement, except that nothing herein will relieve any Party from liability for breach of any representation or warranty or any failure to perform any covenant and agreement contained herein. The terminating Party's rights to pursue all legal remedies due to such breach or failure to perform shall survive the termination of this Agreement unimpaired.

                  (b)      If this Agreement is terminated pursuant to
Article 14 hereof, it shall become null and void and have no further force and effect, except as provided in Article 8 and Section 14.5, and Article 15 which shall survive termination and except that nothing herein shall relieve any Party hereto for a breach by such Party of the terms of this Agreement. Upon any termination of this Agreement, each Party hereto will return all documents, work papers and all other material of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same.

                                 ARTICLE 15
                                 ----------

                                MISCELLANEOUS
                                -------------

         15.1     Notices. Any notices or other communications required or
                  -------
permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 14 hereof) to any Party shall be sufficiently given when delivered in person, or when sent by certified or registered mail, postage prepaid, or one business day after dispatch of such notice with an overnight delivery service, or when transmitted by facsimile or other form of electronic communication if an answer back is received by the sender, in each case addressed as follows:

         In the case of Buyer, care of:

                  Medline Industries, Inc.
                  One Medline Place
                  Mundelein, Illinois  60060
                  Attention: Charlie Mills, Chief Executive Officer Facsimile No.: (847) 949-2633

         With a required copy to:

                  Medline Industries, Inc.
                  One Medline Place
                  Mundelein, Illinois  60060
                  Attention:  Alex M. Liberman, General Counsel
                  Facsimile No.: (847) 949-2633
         and

                  Neal, Gerber & Eisenberg
                  Two North LaSalle Street
                  Suite 2200
                  Chicago, Illinois  60602-3801
                  Attention: Ross D. Emmerman
                  Facsimile No.:  (312)  269-1747

         In the case of Seller:

                  Angelica Corporation
                  424 S. Woods Mill Road
                  Chesterfield, Missouri 63017
                  Attention: Don W. Hubble, Chairman and CEO
                  Facsimile No.: (314) 854-3949

         With a copy to:

                  Angelica Corporation
                  424 S. Woods Mill Road
                  Chesterfield, Missouri 63017
                  Attention: Steven L. Frey, Vice President and General Counsel Facsimile No.: (314) 854-3949

         and

                  Thompson Coburn LLP
                  One US Bank Plaza
                  Suite 3400
                  St. Louis, Missouri  63101
                  Attn:  Robert M. LaRose
                  Facsimile No.: (314) 552-7068

or such substituted address or attention as any Party shall have given notice to the others in writing in the manner set forth in this Section 15.1.

         15.2     Amendment. This Agreement may be amended or modified in
                  ---------
whole or in part only by an agreement in writing executed by all Parties hereto and making specific reference to this Agreement.

         15.3     Counterparts. This Agreement may be executed in one or
                  ------------
more counterparts, all of which taken together shall constitute one instrument.

         15.4     Binding on Successors and Assigns. This Agreement shall
                  ---------------------------------
be binding upon, inure to the benefit of and be enforceable by and against the Parties hereto and their respective successors and assigns in accordance with the terms hereof. Neither Party may assign its interest under this Agreement without the prior written consent of the other Party.

         15.5     Severability. In the event that any one or more of the
                  ------------
provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the Parties in connection with the other provisions of this Agreement.

         15.6     Waivers. The Parties may, by written agreement, (a) extend
                  -------
the time for the performance of any of the obligations or other acts of the Parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement,
(c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the Parties hereto; provided, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

         15.7     Publicity. Any public announcements concerning the
                  ---------
transaction contemplated by this Agreement shall be jointly planned and simultaneously released by Buyer and Seller, and except as required under applicable law none of them shall act in this regard without the prior written approval of the others, which approval shall not be unreasonably withheld.

         15.8     Headings. The headings in the sections and subsections of
                  --------
this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the Parties.

         15.9     List of Schedules and Exhibits. As mentioned in this
                  ------------------------------
Agreement, there are attached hereto or delivered herewith, the following Schedules and Exhibits:

                                  SCHEDULES
                                  ---------

Schedule No.               Schedule Caption
------------               ----------------
  1.1(a)            Permits
  1.1(b)            Inventory
  1.1(c)            Account Receivables
  1.1(d)            Prepaids
  1.1(e)            Fixed Assets
  1.1(f)            Personal Property Leases
  1.1(g)            Contracts
  1.1(h)            Customers and Suppliers
  1.1(i)(i)         Intellectual Property - (patents, trademarks, trade names, etc.)
  1.1(i)(ii)        Intellectual Property - (copyrights)
  1.1(i)(iii)       Intellectual Property - (trade secrets and confidential information)
  1.1(i)(iv)        Intellectual Property - (computer software)
  1.2(h)            Excluded Names and Logos
  1.3(b)            Computation of Inventory Component of Purchase Price
  1.6               Purchase Price Allocation
  3.1(a)            Jurisdictions of Organization
  3.1(b)            Foreign Qualifications
  3.1(d)            Ownership Interests
  3.1(f)            Violations or Conflicts
  3.1(g)            Consents
  3.2(a)            Financial Statements

                                   - 28 -


Schedule No.               Schedule Caption
------------               ----------------
  3.2(c)            Other Liabilities
  3.3(a)            Permitted Encumbrances
  3.3(b)            Leases
  3.3(c)            Condition of Assets
  3.4               Intellectual Property Rights
  3.5(c)            Status
  3.6               Seller Employees
  3.7               Labor Relations
  3.8               Litigation
  3.9(a)            Compliance With Laws
  3.9(b)            Permits
  3.10              Brokers and Commissions
  3.12              Customers and Suppliers
  4.1(d)            Consents
  6.5               Other Negotiations

                                  EXHIBITS
                                  --------

   Exhibit                     Document
   -------                     --------
   A                License Agreement
   B                Real Estate Purchase Agreement
   C                Assignment and Assumption Agreement
   D                Transition Agreement
   E                Extended Supply Agreement
   F                Supply Agreement
   G                Cintas/Medline/Angelica Confidentiality Agreement
   H                Legal Opinion of Seller's Counsel
   I                Legal Opinion of Buyer's Counsel

Each of the foregoing Schedules and Exhibits is incorporated herein by this reference and expressly made a part hereof.

         15.10    Entire Agreement. All prior negotiations and agreements
                  ----------------
between the Parties hereto are superceded by this Agreement and the Other Agreements (except with respect to the Confidentiality Agreement described in Section 15.13 of this Agreement), and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto.

         15.11    Expenses. Except as expressly provided otherwise herein,
                  --------
Seller and Buyer shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

         15.12    No Third-Party Rights. Except for each of the Buyer
                  ---------------------
Indemnified Parties and the Seller Indemnified Parties, who shall be express third party beneficiaries with respect to their respective rights hereunder, this Agreement is not intended and shall not be construed to create any rights in any persons other than Buyer and Seller, and no person shall assert any rights as third-party beneficiary hereunder.

         15.13    Confidentiality. The terms of the Confidentiality
                  ---------------
Agreement dated December 13, 2001, between Seller and Buyer are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Buyer under this Section 15.13 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

         15.14    Interpretation. Underscored or capitalized references
                  --------------
herein to any "Section," "Exhibit" or "Schedule" shall refer to a section of, or an exhibit or schedule to, this Agreement, unless expressly indicating otherwise. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate. In any case where the concept of materiality is applied more than once to qualify any provision of this Agreement (whether by cross-referencing or incorporation or otherwise), such provision shall be interpreted as if only one such materiality qualification applied to it. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of a Party shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, made or undertaken by any other Party pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the investigating Party, and consummation of the transactions contemplated herein by a Party shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any other Party's rights and remedies with regard thereto.

           [the remainder of the page is intentionally left blank]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                     BUYER:

                                     MEDLINE INDUSTRIES, INC.



                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                           ---------------------------------


                                     SELLER:

                                     ANGELICA CORPORATION



                                     By:
                                        ------------------------------------
                                     Name:  Don W. Hubble
                                     Title: Chairman, President and Chief
                                            Executive Officer

                               SCHEDULE 1.3(b)
                               ---------------
            COMPUTATION OF INVENTORY COMPONENT OF PURCHASE PRICE
            ----------------------------------------------------

The amount payable for Inventory purchased from Seller by Buyer at Closing shall be computed as follows:

COMPUTATION OF ESTIMATED DEMAND
-------------------------------

      o Buyer and Seller will agree, based upon the historical demand for each customer listed in Schedule 1.1(h) for the 26 weeks ended March 22, 2002, on the aggregate estimated demand of each inventory item to be purchased by SKU (i.e. stock keeping unit by style, size and color) for the following periods:

                 o   For the first 26 weeks after the Closing;
                 o   For the weeks 27 through 52 after Closing;
                 o   For weeks 53 through 104 after Closing; and
                 o   For weeks 105 and beyond.

              This will determine the "Inventory Baskets" which will be applied to the valuation of the actual first quality, finished goods Inventory as more fully described below in "Classification, Categorization and Valuation of Finished Goods Inventory."

DETERMINATION OF ACTUAL INVENTORY AS OF INVENTORY DATE
------------------------------------------------------

      o Buyer and Seller will undertake a physical inventory or such other procedure as is mutually acceptable to Buyer and Seller on a mutually agreeable date that is within three weeks prior to the Closing Date (the "Inventory Date") to determine the amounts of finished goods Inventory (located at the Alamo, Tennessee distribution facility only), raw materials Inventory (regardless of location) and work-in-process Inventory (i.e.,
                                                                      ----
              cut goods not yet received at the Alamo Tennessee distribution facility).

CLASSIFICATION, CATEGORIZATION AND VALUATION OF FINISHED GOODS INVENTORY
------------------------------------------------------------------------

      o The physical inventory or other mutually agreeable procedure conducted as of the Inventory Date will determine the actual finished goods Inventory by SKU. The finished goods Inventory shall be classified as either: (i) first quality with forecast or demand; (ii) first quality without forecast or demand;
              (iii) second quality; and (iv) in transit. Finished goods Inventory that is first quality without demand or forecast, second quality or in transit will be purchased at the applicable percentages of Seller's Standard Cost (as defined in Section 3.2(d) of the Agreement) for that particular class of finished goods Inventory as set forth below. Each Item of first quality finished goods Inventory will be assigned to an Inventory Basket for the item's SKU (determined on the basis of the estimated demand as described above in "Computation of Estimated Demand"). Assignments of items in a particular SKU will be made first into the Inventory Basket that will be purchased at the highest purchase price (as a percentage of Standard Cost as set forth below), subject to the maximum number of units to be purchased in each such Inventory Basket. When the maximum number of units to be purchased in a particular Inventory Basket is reached, the remaining units in such SKU will be assigned first to Inventory Baskets for that SKU with the next highest purchase price (as a percentage of Standard Cost as set forth below), subject to the maximum number of units for such Inventory Basket, until all units of a particular SKU are assigned.

                       Class of Finished Goods          Percentage of Standard
                       -----------------------          ----------------------
                                                                 Cost
                                                                 ----
                 o   First Quality:
                        o   < 26 weeks                           100%
                        o   >= 26 weeks but < 52 weeks            85%
                        o   >= 52 weeks but < 104 weeks           50%
                        o   >= 104 weeks                          10%
                 o   No Forecast or Demand                        10%
                 o   Second Quality                               10%
                 o   In Transit                                   85%

VALUATION OF WORK-IN-PROCESS INVENTORY AND RAW MATERIALS INVENTORY; NET
-----------------------------------------------------------------------
POSITION OF RAW MATERIALS INVENTORY AT CLOSING
----------------------------------------------

      o Work-in-process Inventory will be assigned a value that is 85% of Seller's Standard Cost of the finished goods into which the work-in-process is being manufactured. Seller shall be responsible for completing such work-in-process at Seller's cost and deliver the same as first quality finished goods pursuant to Section 6.7. Buyer will not be required to purchase any second quality finished goods form the work-in-process Inventory.

      o Raw materials Inventory will be assigned a value that is 60% of the Seller's Standard Cost for such raw materials. This total will then be reduced by $205,000 to determine the purchase price of the raw materials Inventory at Closing. Seller agrees to maintain the raw materials so that at Closing a minimum of 82% of the raw material Inventory is less than 26 weeks demand or forecast.

PRELIMINARY INVENTORY VALUATION AFTER INVENTORY DATE
----------------------------------------------------

      o The dollar value of the finished goods Inventory, the raw material Inventory and the work-in-process Inventory (using the above percentages) as of the Inventory Date shall be mutually determined and agreed upon by Buyer and Seller using the procedures set forth in this Schedule 1.3(b).

PROCEDURES TO ROLL-FORWARD OF INVENTORY VALUATION FROM INVENTORY DATE TO
------------------------------------------------------------------------
CLOSING DATE
------------

      o From the Inventory Date to the Closing Date, Buyer and Seller will mutually agree to procedures to monitor the inflow and outflow of finished goods Inventory, raw material Inventory and work-in-process Inventory to reconcile the amount of such Inventory as of the Inventory Date with the amount of such Inventory as of Closing Date as well as the dollar value of such Inventory (computed as set forth in this Schedule 1.3(b))
                                                            ---------------
              as of the Closing Date). The amount of the cash payment due Seller at Closing under Section 1.3(b) of the Agreement will be mutually determined by Buyer and Seller using the procedures set forth in this Schedule 1.3(b).